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                                                                     EXHIBIT 7.8

                                PLEDGE AGREEMENT

In consideration of the loan made by Prudential Securities Incorporated ("Pledgee") to the Pledgor in the sum of $(a) _________________ and in consideration of the Pledgee accepting and carrying for the Pledgor one or more accounts, it is agreed as follows:

1. A Prudential Securities from of customer agreement between the Pledgor and Pledgee dated (b) ___________ and executed by the Pledgor is hereby incorporated by reference as part of this agreement, except that in the event of conflict the express terms of this agreement shall prevail over any contrary terms in the customer agreement.

2. The Pledgor agrees to pledge the securities hereinafter mentioned to the Pledgee as security for the repayment of the aforementioned loan.

3.       The Pledgor (herewith delivers) (has already delivered) to the Pledgee
         (c) ___________________ shares of stock of (d) ___________________ (the
         Issuer") duly endorsed or with (an) executed stock power(s) attached (the "Securities"). In the event the Securities are currently in the name of the Pledgor, the Pledgor does hereby appoint the Pledgee his true and lawful attorney for him and in his name, place and stead to cause the Securities to be transferred on the books of the said issuer to the name of the Pledgee.

4. The Pledgor acknowledges and understands that the minimum margin maintenance imposed by the Pledgee in accordance with the applicable rules of the New York Stock Exchange for the Securities pledged pursuant to paragraph 2 is forty percent (40%) and that the Pledgee may impose higher margin maintenance requirements as the result of the Pledgee's internal policy or the rules of the New York Stock Exchange on concentrated positions or for other reasons.

5. The Pledgor represents that he obtained the Securities pledged herein on (e) _____________________ by (indicate when the securities were acquired, the nature of acquisition and from whom acquired, for example: on the open market, by exercise of stock option, in a private transaction from the company, etc.).

6. The Pledgor represents that he fully paid for the Securities pledged herein on (f) ________________.

7. The Pledgor represents that the combined holdings of he, his spouse, or any relatives of either living in the Pledgor's household or any trust, estate, corporation or any other organization in which he or any of the persons referred to above own ten or more percent, or as to which he or any such person serves as a trustee, executor, member of the board of directors or in any similar capacity, totals (g) ______________ shares of the issuer. In the event the Pledgor is not depositing the total amount of shares as set forth above the Pledge, Pledgor hereby represents that said shares are: (indicated the physical location of said shares in the space provided below, and if any of said shares are being used as collateral or are otherwise encumbered, please describe such encumbrance below.) (h)
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8.       The Pledgor further represents that he will not pledge or otherwise encumber any shares of the Issuer which are not deposited with the Pledgee without the express prior written consent of the Pledgee during the term of this pledge.



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9.       The Pledgor represents that he (has not sold) (has sold (i) __________)
         (cross out inapplicable language) shares of the Issuer during the preceding three months and that to the best of his knowledge the persons referred to in paragraph 7 above, or anyone deemed to be acting in concert with him (has not sold) (has sold (j) _______________ (cross out inapplicable language) shares of the Issuer in the past three months.

10. The Pledgor represents that neither he nor any of the persons referred to in paragraph 7 and 9 above will sell, transfer or otherwise dispose of any shares of the issuer without giving prior written notice to the Pledgee and that he and/or such persons will give immediate written notice to the Pledgee in the event that any additional shares of the issuer are acquired during the term of the pledge.

11. The Pledgor warrants that he is familiar with Rules 144 and 145 promulgated under the Securities Act of 1933.

12. The Pledgor represents that the information furnished above is correct and understands that the Pledgee is relying upon it in making the aforementioned loan. The Pledgor further represents that he will immediately notify the Pledgee in writing of any changes in any of the information provided herein. In addition, the Pledgor represents that he will sign an updated Pledge Agreement at the request of the Pledgee, even though the information provided herein has not changed, in order to satisfy any routine request, of any entity regulating the Pledgee, that such updated Pledge Agreement be so executed.

13. The Pledgor hereby indemnifies the Pledgee for any loss it may incur as a result of making the aforementioned loan.


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                                       Signature of Pledgor


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                                       Printed Name of Pledgor


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                                       Account Number of Pledgor


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                                       Date

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